Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Enveric Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Securities to Be Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)
Securities to Be Registered
Fees to Be Paid	Equity	Shares of Common Stock, $0.01 par value per share	Other	4,900,000	$0.50	$2,450,000	0.00014760	$361.62
	Total Offering Amounts					$2,450,000		$361.62
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							$361.62

(1)	Represents shares of common stock that are issuable at the option of the registrant pursuant to a purchase agreement with the selling stockholder. The shares will be offered for resale by the selling stockholder. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	In accordance with Rule 457(c), based on the average of the high ($0.52) and low ($0.48) prices of the Common Stock on the Nasdaq Capital Market on August 30, 2024.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Equity	1,279,880 (3)	$2,431,772	S-1	333-275380	12/5/2023

(3)	No registration fee is payable in connection with the aggregate of 1,279,880 shares of Common Stock previously registered under the Registration Statement on Form S-1 filed with the SEC on November 8, 2023 and amended on December 1, 2023, which was declared effective by the SEC on December 5, 2023 (SEC File No. 333-275380) (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Rule 429 Statement” in this registration statement.